Exhibit 23.4
Stikeman Elliott LLP     Barristers & Solicitors
5300 Commerce Court West, 199 Bay Street, Toronto, Canada M5L 1B9
Tel: (416) 869-5500 Fax: (416) 947-0866 www.stikeman.com

May 24, 2007 File
No.: 013047.1016
Merge Technologies Incorporated
6737 West Washington Street
Suite 2250
Milwaukee, WI 53214-5650
U.S.A.
Dear Sirs/Mesdames:
Re: Offering of Common Stock
     Reference is made to the Registration Statement on Form S-1 filed by Merge Technologies Incorporated (the “Company”) with the Securities and Exchange Commission (the “Registration Statement”), relating to the Company’s proposed issuance of up to 1,712,983 shares of common stock in exchange for exchangeable shares of Merge Cedara ExchangeCo Limited, as described in greater detail in the Registration Statement.
     We hereby consent to the use of our firm name in the Registration Statement under the headings “Material Canadian Federal Income Tax Considerations” and “Legal Matters”.

Yours truly,

/s/ Stikeman Elliott LLP	TORONTO
Stikeman Elliott LLP	TORONTO

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